UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 22, 2010

CHINDEX INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24624	13-3097642
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4340 EAST WEST HIGHWAY, SUITE 1100 BETHESDA, MARYLAND	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 215−7777

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

[  ]      Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act
(17 CFR 240.14d−2(b))

[  ]      Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act
(17 CFR 240.13e−4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

Chindex International, Inc. (the “Company”) held a Special Meeting of Stockholders on November 22, 2010 (the “Special Meeting”).  Set forth below is information regarding the results of the matters voted on by stockholders at the Special Meeting:

(i)         Approval of the sale to Fosun Industrial Co., Limited or an affiliate thereof of up to 1,057,425 shares of Company common stock, par value $.01 per share, at the purchase price of $15 per share: 13,272,299 shares in favor, 21,009 shares against and 8,047 shares abstaining.

(ii)         Approval of the amendment to the Company’s 2007 Stock Incentive Plan to increase the number of shares which may be issued under such plan by 600,000 shares: 12,642,069 shares in favor, 1,556,928 shares against and 35,380 shares abstaining.

There were no broker non-votes for either of the matters listed above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 23, 2010

CHINDEX INTERNATIONAL, INC.

By:	/s/ Lawrence Pemble
	Name:	Lawrence Pemble
	Title:	Chief Financial Officer